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                       JOHNSON, MCCLELLAN, SULLINS & PAGE
                     REAL ESTATE APPRAISERS AND CONSULTANTS
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             12355 Sunrise Valley Drive, Suite 690, Reston VA 20191
                    Phone: (703) 648-3250 FAX: (703) 648-9416



October 31, 1997



Mr. Jay J. Eisner
President
Resource Asset Investment Trust
1521 Locust Street
Philadelphia, Pennsylvania 19102

Dear Mr. Eisner:

Appraiser consents to the use of their name and reference to the valuation amounts from the following appraisals in the Resource Asset Investment Trust registration statement to be filed with the Securities and Exchange Commission:

               Property                           Valuation Date
               --------                           --------------
               Firehouse Square                   July 14, 1997


Sincerely,

Johnson, McClellan, Sullins & Page



/s/ Richard E. McClellan
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Richard E. McClellan
Principal